UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 5, 2025

Microsoft Corporation

Washington	001-37845	91-1144442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington 98052-6399

(425) 882-8080

www.microsoft.com/investor

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.00000625 par value per share	MSFT	NASDAQ
3.125% Notes due 2028	MSFT	NASDAQ
2.625% Notes due 2033	MSFT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2025, Microsoft Corporation (the “Company” or “Microsoft”) held its 2025 Annual Shareholders Meeting (the “Annual Meeting”).

At the Annual Meeting, the Company’s shareholders approved the Company’s 2026 Stock Plan (the “2026 Stock Plan”). The 2026 Stock Plan replaces the Microsoft Corporation 2017 Stock Plan in its entirety. The material terms of the 2026 Stock Plan are described in “Proposal 4: Approval of the Microsoft Corporation 2026 Stock Plan” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 21, 2025, which is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders

There were 7,433,087,554 shares of common stock entitled to be voted at the Annual Meeting, of which 6,321,402,487 were voted in person or by proxy. The results for each item submitted for a vote of shareholders are as follows. The shareholders:

(1)	Voted to elect each of the 12 nominees for director.

(2)	Approved, on an advisory basis, the compensation of the Company’s named executive officers.

(3)	Voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2026.

(4)	Voted to approve the Microsoft Corporation 2026 Stock Plan.

(5)	Did not approve a shareholder proposal concerning a European Security Program Censorship risk audit.

(6)	Did not approve a shareholder proposal concerning a report on risks of censorship in generative artificial intelligence (“AI”).

(7)	Did not approve a shareholder proposal concerning a report on AI data usage oversight.

(8)	Did not approve a shareholder proposal concerning a report on data operations in human rights hotspots.

(9)	Did not approve a shareholder proposal concerning a report on human rights due diligence.

(10)	Did not approve a shareholder proposal concerning a report on AI and machine learning tools for oil and gas development and production.

The Company’s inspector of election certified the following vote tabulations:

Election of directors

Director	Vote Results	% Votes For	For	Against	Abstain	Broker Non-Votes
Reid G. Hoffman	Re-elected	99.07	5,120,225,979	48,294,508	14,934,170	1,137,975,835
Hugh F. Johnston	Re-elected	91.53	4,733,430,707	437,820,499	12,203,451	1,137,975,835
Teri L. List	Re-elected	96.61	4,999,681,887	175,326,264	8,446,506	1,137,975,835
Catherine MacGregor	Re-elected	99.49	5,148,368,340	26,590,734	8,495,583	1,137,975,835
Mark A. L. Mason	Re-elected	98.99	5,122,450,020	52,291,857	8,712,780	1,137,975,835
Satya Nadella	Re-elected	93.46	4,815,433,908	337,016,790	31,003,959	1,137,975,835
Sandra E. Peterson	Re-elected	96.78	5,004,804,899	166,778,650	11,871,108	1,137,975,835
Penny S. Pritzker	Re-elected	99.47	5,147,754,253	27,334,798	8,365,606	1,137,975,835
John David Rainey	Elected	99.72	5,159,803,411	14,709,088	8,942,158	1,137,975,835
Charles W. Scharf	Re-elected	95.61	4,947,789,084	227,012,006	8,653,567	1,137,975,835
John W. Stanton	Re-elected	97.71	5,056,509,391	118,267,836	8,677,430	1,137,975,835
Emma N. Walmsley	Re-elected	99.46	5,147,102,809	27,909,382	8,442,466	1,137,975,835

Advisory Vote to Approve Named Executive Officer Compensation

Vote result	% Votes For	For	Against	Abstain	Broker Non-Votes
Approved	91.94	4,744,731,533	415,831,135	22,891,989	1,137,975,835

Ratification of Appointment of Independent Auditor for Fisal Year 2026

Vote result	% Votes For	For	Against	Abstain	Broker Non-Votes
Approved	93.53	5,897,883,259	408,304,657	15,242,576	0

Approval of the Microsoft Corporation 2026 Stock Plan

Vote result	% Votes For	For	Against	Abstain	Broker Non-Votes
Approved	97.07	5,016,063,751	151,618,873	15,772,033	1,137,975,835

Shareholder Proposal: European Security Program Censorship Risk Audit

Vote result	% Votes For	For	Against	Abstain	Broker Non-Votes
Not approved	0.79	40,404,047	5,102,931,493	40,119,117	1,137,975,835

Shareholder Proposal: Report on Risks of Censorship in Generative Artificial Intelligence

Vote result	% Votes For	For	Against	Abstain	Broker Non-Votes
Not approved	0.69	35,508,084	5,104,188,603	43,757,970	1,137,975,835

Shareholder Proposal: Report on AI Data Usage Oversight

Vote result	% Votes For	For	Against	Abstain	Broker Non-Votes
Not approved	13.36	683,895,858	4,435,809,588	63,749,211	1,137,975,835

Shareholder Proposal: Report on Data Operations in Human Rights Hotspots

Vote result	% Votes For	For	Against	Abstain	Broker Non-Votes
Not approved	27.48	1,406,735,187	3,712,753,371	63,966,099	1,137,975,835

Shareholder Proposal: Report on Human Rights Due Diligence

Vote result	% Votes For	For	Against	Abstain	Broker Non-Votes
Not approved	26.34	1,336,945,255	3,738,252,211	108,257,191	1,137,975,835

Shareholder Proposal: Report on AI and Machine Learning Tools for Oil and Gas Development and Production

Vote result	% Votes For	For	Against	Abstain	Broker Non-Votes
Not approved	8.75	448,005,682	4,671,182,894	64,266,081	1,137,975,835

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION

Date: December 8, 2025	/s/ Keith R. Dolliver
Keith R. Dolliver
Corporate Secretary